Exhibit   10.64

HIBERNIA CORPORATION
EXECUTIVE BONUS INSURANCE PLAN

        This Executive Bonus Insurance Plan (the “Plan”) is made and entered into as of the date set forth below by Hibernia Corporation, a corporation organized and existing under the laws of the State of Louisiana (the “Company”), such Plan to be effective as of January 1, 2004.

1.    Definitions:

        1.1      Affiliate means any corporation or other form of entity of which the Company owns, from time to time, directly or indirectly, 50% or more of the total combined voting power of all classes of stock or other equity interests.

        1.2      Bank means the Company's wholly-owned subsidiary, Hibernia National Bank.

        1.3      Benefit Compensation means the aggregate amount of a Participant’s base compensation and Target Bonus under the Management Bonus Plan, as determined from time to time.

        1.4      Board or Board of Directors means the Board of Directors of the Company.

        1.5      Cause means that Participant has:

a.

Committed an intentional act of fraud, embezzlement or theft in the course of his or her employment or otherwise engaged in any intentional misconduct which is materially injurious to the Company’s (or any of its Affiliates’) financial condition or business reputation;

b.

Committed intentional damage to the property of the Company (or any of its Affiliates) or committed intentional wrongful disclosure of confidential information that is materially injurious to the Company’s (or any of its Affiliates’) financial condition or business reputation;

c.	Is convicted of a felony that is materially injurious to the Company’s (or any of its Affiliates’) financial condition or business reputation;

d.

Violated any statute, rule or regulation under federal or state securities or banking laws that is materially injurious to the Company’s (or any of its Affiliates’) financial condition or business reputation;

e.	Intentionally, recklessly or negligently violated any code of ethics, code of conduct or equivalent codes or policies of the Company or its Affiliates applicable to the Participant;

f.

Intentionally, recklessly or negligently violated any of the provisions of The Sarbanes-Oxley Act of 2002 or any of the rules adopted by the Securities and Exchange Commission implementing any such provisions;

g.	Intentionally refused to perform the material duties of his or her position; or

h.	Committed an act or engaged in behavior constituting “cause” as defined in a separate agreement between such Participant and the Company or an Affiliate.

No act or failure to act on the part of Participant will be deemed “intentional” if it was due primarily to an error in judgment or negligence, but will be deemed “intentional” only if done or omitted to be done by Participant not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company (or an Affiliate).

        1.6      Change of Control means and shall be deemed to occur if:

a.

A person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (excluding the Company or any of its Affiliates, a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportion as their ownership of the Company), becomes the beneficial owner as defined in Rule 13d-3 promulgated under the Exchange Act (other than as a result of the acquisition of shares by the Company or an Affiliate of the Company) of shares of the Company having 50% or more of the then outstanding voting power of the Company;

b.

The Company shall have sold or disposed of all or substantially all of its assets or substantially all of the assets of its wholly-owned subsidiary, the Bank, in one or a series of transactions to a party not a member of a controlled group (as defined in the Internal Revenue Code of 1986, as amended, or regulations promulgated thereunder) with the Company;

c.

The Company consummates a merger, consolidation, share exchange or similar form of corporate transaction that requires the approval of the shareholders of the Company, whether for such transaction or for the issuance of securities in the transaction (a “Business Combination”), unless immediately following the Business Combination, (i) more than 50% of the total voting power of either the entity resulting from such Business Combination (the “Surviving Entity”) or, if applicable, the ultimate parent company that directly or indirectly has beneficial ownership of at least 95% of the voting securities eligible to elect directors of the Surviving Entity (the “Parent”), is represented by the voting securities of the Company that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such voting securities were converted pursuant to the Business Combination), and such voting power among the holders thereof is in substantially the same proportions as the voting power of the Company’s voting securities among the holders thereof immediately prior to such Business Combination, and (ii) at least a majority of the members of the board of directors of the Parent (or, if there is no Parent, the Surviving Entity) were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination;

d.	The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

e.

During any period of two consecutive calendar years, the individuals who, at the beginning of such period, constitute the Board of Directors (the “Incumbent Directors”) cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the shareholders of the Company of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period or persons nominated or elected by such directors (each such new director shall also be deemed to be an Incumbent Director).

A Change of Control shall not result from any transaction precipitated by the Company’s insolvency, appointment of a conservator or determination by a regulatory agency that the Company is insolvent. The Board shall determine whether a Change of Control has occurred hereunder.

        1.7      Committee means the Executive Compensation Committee of the Board of Directors.

        1.8      Disabled or Disability means that a Participant is actually receiving substantial benefits under the Company’s (or an Affiliate’s) separate long-term disability plan as determined by the Committee.

        1.9      Eligible Employee means either (a) a regular, full time employee of the Company or its Affiliates who is in Band A or Band B, as determined under the Company’s standard personnel practices and policies, or (b) those employees or former employees of the Company and its Affiliates set forth on Exhibit A hereto.

        1.10      Enrollment Form means the written agreement in the form provided by the Company to be executed by each Participant pursuant to which such Participant agrees to be bound by the terms and conditions of the Plan.

        1.11      Management Bonus Plan means the bonus plan of the Company and/or the Bank that provides for annual cash awards to the Chief Executive Officer of the Company and/or the Bank and to eligible members of Executive, Senior and Middle management of the Company and/or the Bank, the bonus award pool for which is approved by the Executive Compensation Committee on an annual basis, or any successor plan.

        1.12      Participant means an Eligible Employee (a) who is designated by the Committee and who enrolls in the Plan, both in accordance with paragraph 2.1 hereof, and (b) whose participation hereunder has not terminated in accordance with Section 4 hereof.

        1.13      Retire or Retirement means the date on which a Participant ceases to be employed by the Company (or an Affiliate), provided (a) he or she has completed 15 years of service with the Company and its Affiliates and has attained age 55 or he or she has attained age 65, and (b) he or she is not terminated for Cause.

        1.14      Retirement Eligibility means that a Participant has satisfied the age and/or service requirements set forth in paragraph 1.13 hereof, but is still employed by the Company or its Affiliates.

        1.15      Target Bonus means the incentive target percentage of a Participant’s base compensation, as determined under the Management Bonus Plan for the employment band applicable to the Participant.

2.    Initial Participation:

        2.1      Commencement of Participation. Participation hereunder shall commence when (a) an Eligible Employee is designated by the Committee, and (b) such Eligible Employee completes an Enrollment Form and provides such additional information as may be required by the Committee. If an Eligible Employee fails to enroll during the 60-day period immediately following the date on which he or she is notified by the Company that he or she has been designated by the Committee hereunder (or such longer or shorter period as the Committee may specify), he or she shall again be eligible for participation hereunder only if later designated by the Committee.

        2.2      No Continued Employment. No Participant shall have any right to continue in the employ of the Company or an Affiliate for any period of time or any right to continue his or her present or any other rate of compensation on account of participation hereunder.

3.    Insurance Policies, Target Benefit and Bonus:

        3.1      Insurance Policies. Benefits hereunder shall be funded solely through one or more policies of insurance acquired on the life of each Participant hereunder. The type and amount of any death benefit shall be determined solely in accordance with the terms of each separate insurance policy acquired hereunder. Nothing contained herein shall be deemed to guarantee the availability, amount or payment of any death or other form of benefit or right from any such policy. Except as may be expressly provided herein, determination of any right under, benefit in or payment from any such policy shall be determined solely in accordance with the terms and conditions thereof.

        3.2      Bonus Payments. During the term of his or her participation hereunder, determined in accordance with Section 4 hereof, the Company shall pay for the benefit of each Participant all annual premiums due with respect to each policy acquired hereunder (a “Bonus Payment”), which the Company, in its discretion, may elect to prorate and pay in such increments as it determines to be necessary or appropriate.

        3.3      Limitations on Exercise of Policy Exercise Rights. Each Participant shall be named as the owner of each policy with respect to which he or she is named as the insured, and he or she shall possess the unilateral right to exercise all incidents of ownership with respect to each such policy, without the requirement of notice or consent by the Company; provided, however, that prior to the termination of participation hereunder, a Participant:

a.	Shall not possess the authority to pledge, assign, encumber, borrow against, withdraw from or otherwise dispose of the cash value of any policy acquired hereunder; and

b.

Shall be entitled to transfer ownership of any policy acquired hereunder only to members of such Participant’s immediate family, any trust established for the benefit of such immediate family members and/or partnerships or other entities whose partners, members or shareholders are such immediate family members, but any such transferee may not transfer any such policy to a third party. The term “immediate family” shall have the meaning ascribed to such term in Rule 16a-1(e) promulgated under the Exchange Act.

        3.4      Target Benefit. As of the date on which participation hereunder commences in accordance with paragraph 2.1 hereof, a Participant’s target benefit under the Plan shall be a death benefit equal to approximately 300% of his or her Benefit Compensation, determined as of such date. The Company shall procure an insurance policy or policies in the amount of the target benefit (with a reduction in death benefit at age 65) as soon as practicable (consistent with the anniversary dates of other policies of insurance under the Plan) after participation hereunder commences. During the term of a Participant’s employment with the Company and its Affiliates, the Committee shall review the amount of the death benefit provided hereunder and make such increases in the amount of such benefit as it deems necessary or appropriate. If a Participant declines an increase in the amount of his or her target benefit, such Participant shall no longer be eligible for an increase in the target benefit amount under this paragraph 3.4.

        3.5      Other Benefits. Participation in this Plan shall not impair or otherwise reduce Executive’s rate of compensation or other benefits provided by the Company or its Affiliates; provided, however:

a.	That the value of any Bonus Payment made hereunder shall not be treated as compensation for purposes of computing the value or amount of any such other benefit;

b.

That participation hereunder shall be in lieu of participation in the Company’s (or any Affiliate’s) group term life insurance plan, except (i) each Participant shall be entitled to maintain the nominal amount of group term life coverage necessary to obtain or maintain dependent life coverage under any such plan, and (ii) those Participants listed on Exhibit B hereto shall be entitled to participate in such plan; and

c.	As a condition of participation hereunder, each Participant who formerly participated in the Company’s Split Dollar Life Insurance Plan shall be required to waive any right or benefit under such plan.

4.    Term of Participation:

        4.1      Term. Except as provided in this Section 4 or in paragraph 5.2 hereof, a Participant’s participation in the Plan shall commence as of the date determined in accordance with the provisions of paragraph 2.1 hereof and shall cease as of the earlier of:

a.	For any period prior to his or her Retirement Eligibility, the date on which such Participant ceases to be employed by the Company and its Affiliates for any reason; or

b.	For any period after the date of his or her Retirement Eligibility, the date on which his or her employment with the Company and/or its Affiliates is terminated on account of Cause; or

c.

The date on which such Participant ceases to be a full-time employee of the Company and its Affiliates, other than on account of a change in status to an on call employee, as determined in accordance with the Company’s standard personnel practices and policies.

        4.2      Retirement. Notwithstanding the provisions of paragraph 4.1 hereof, if a Participant ceases to be employed by the Company and its Affiliates on account of his or her Retirement, the Company shall continue to make Bonus Payments with respect to each separate policy of insurance acquired for the benefit of such Participant until the later of (a) the date on which such Participant attains age 65, or (b) the date on which the Company has paid not less than five Bonus Payments with respect to each such policy. Notwithstanding the generality of the foregoing, participation hereunder shall earlier cease if the Committee reasonably determines that such Participant has accepted employment with or is employed by any competitor of the Company or its Affiliates that is engaged in the banking or financial business or if such Participant otherwise engages in the banking or financial business in competition with the Company or its Affiliates.

        4.3      Disability. Notwithstanding the provisions of paragraph 4.1 hereof, if a Participant hereunder becomes Disabled prior to his or her termination of employment with the Company and its Affiliates, participation hereunder shall continue until the earlier of (a) the time determined under paragraph 4.2 hereof, as if such Participant had Retired, or (b) the date such Participant ceases to be Disabled. Notwithstanding the generality of the foregoing, participation hereunder shall earlier cease as of the date on which the Committee reasonably determines that such Participant has accepted employment with or is employed by any competitor of the Company or its Affiliates that is engaged in the banking or financial business or if such Participant otherwise engages in the banking or financial business in competition with the Company or its Affiliates.

5.   General Provisions:

        5.1      Taxes. As a condition of making any Bonus Payment hereunder, the Company shall collect from each Participant such federal, state and local income and employment taxes as are required by law to be withheld.

        5.2      Amendment and Termination. Prior to the consummation of a Change of Control, the Committee and/or the Board of Directors, as the case may be, shall possess the authority to amend the terms of the Plan or any Enrollment Form or to terminate the Plan, in their discretion. After the consummation of a Change of Control, this Plan shall not be terminated, and no amendment hereunder shall materially impair the rights and benefits of any Participant hereunder, without the prior written consent of each such affected Participant.

        5.3      Governing Law. This Plan and any agreement, form or ancillary document related thereto shall be governed by the internal laws of the State of Louisiana, without regard to the conflicts of law provisions thereof, to the extent not governed by federal law.

        5.4      Binding Effect. This Plan and any agreement related hereto shall be binding upon and inure to the benefit of the Company, its successors and assigns and to the benefit of each Participant, including his or her heirs, successors and assigns. The Company shall require any of its successors or assigns, whether by merger, asset sale or other form of acquisition, to expressly assume and agree to perform its obligations hereunder in the same manner and to the same extent that the Company would be required to perform them if no succession or assignment had taken place.

        5.5      Entire Agreement. This Plan, including any agreement or form related thereto, sets forth the entire agreement of the parties hereto with respect to the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any person.

        5.6      Administration. The Committee shall have the discretionary power and authority to (a) designate Participants hereunder, (b) direct the procurement and issuance of insurance policies hereunder, (c) construe and interpret the provisions of the Plan and any form or agreement related thereto, (d) establish and adopt rules, regulations, and procedures relating to the Plan and to interpret, apply and construe such rules, regulations and procedures, (e) resolve disputes hereunder, and (f) make any other determination which it believes necessary or advisable for the proper administration of the Plan. Decisions, interpretations and actions of the Committee concerning matters related to the Plan shall be final and conclusive on the Company, its Affiliates and Participants.

        The Committee shall be deemed to have delegated the following ministerial or administrative duties to the appropriate officers of the Company, to be exercised without the requirement of further notice or consent: the preparation and issuance of documents evidencing participation hereunder; the execution of such documents as may be necessary to obtain, issue or maintain insurance policies hereunder; the review of the target benefit amount in accordance with paragraph 3.4 hereof and the procurement of additional policies of insurance to the extent necessary or appropriate. The Committee may further delegate such additional ministerial or administrative duties, as it deems necessary or appropriate, from time to time.

        5.7      No Assignment Incident to Divorce. No right or benefit available under the Plan nor any right or benefit under a policy of insurance acquired hereunder shall be subject to assignment, transfer or division on account of a division of community or marital property, whether on account of separation, the dissolution of marriage or otherwise. Any such division, assignment or transfer shall be void and of no effect.

        5.8      Resolution of Disputes. Any controversy or claim arising out of or relating to the Plan shall be settled by final, binding and non-appealable arbitration in New Orleans, Louisiana, by three arbitrators. Subject to the following provisions, the arbitration shall be conducted in accordance with the rules of the American Arbitration Association (the “Association”) then in effect. One of the arbitrators shall be appointed by the Company, one shall be appointed by the affected Participant, and the third shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the third arbitrator within 30 days of the appointment of the second arbitrator, then the third arbitrator shall be appointed by the Association. Any award entered by the arbitrators shall be final and binding and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable. If the Participant prevails on all claims that are the subject of such arbitration, the Company shall be responsible for all administrative fees of the Association and the compensation of the arbitrators; otherwise, the parties shall equally share the administrative fees of the Association and the compensation of the arbitrators. Each party shall be responsible for its own attorneys’ fees and expenses relating to the conduct of the arbitration.

        5.9      Cooperation; Insurability. Each Participant shall make application to one or more insurers designated by the Committee or the Company, as the case may be, for the issuance of one or more policies of insurance in such face amounts as may be determined by the Company or the Committee, from time to time. Each Participant shall furnish any information requested by the Company or the Committee to facilitate the issuance of such policies, take such physical examinations as the Company or the Committee may deem necessary, and take such other actions as may be requested by the Company, the Committee, or the insurer, as the case may be. If a Participant refuses to cooperate, is uninsurable or is insurable at rates or pursuant to an underwriting classification not acceptable to the Company or the Committee, then notwithstanding any provision of this Plan to the contrary, the Committee, in its discretion, may determine that such Participant is ineligible to participate hereunder.

        This Executive Bonus Insurance Plan was adopted by the Board of Directors of Hibernia Corporation on December 17, 2003, to be effective as of January 1, 2004.

HIBERNIA CORPORATION:
By: /s/Michael S. Zainey
By: Michael S. Zainey
Its: Executive Vice President
Date: December 17 ,2003

[Exhibits A and B omitted]